Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-526-3107 britt.zarling@fiserv.com	Investor Relations: Julie Chariell Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2023 Results
GAAP revenue growth of 6% in the quarter and 8% for the full year;
GAAP EPS increased 18% in the quarter and 27% for the full year;
Operating cash flow increased 12% to $5.16 billion for the full year;
Organic revenue growth of 12% both in the quarter and for the full year;
Adjusted EPS increased 15% in the quarter and 16% for the full year;
Free cash flow increased 14% to $4.02 billion for the full year;
Company expects 2024 organic revenue growth of 15% to 17%
and adjusted EPS of $8.55 to $8.70, or growth of 14% to 16%
BROOKFIELD, Wis., February 6, 2024 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the fourth quarter and full year 2023.
Fourth Quarter and Full Year 2023 GAAP Results
GAAP revenue for the company increased 6% to $4.92 billion in the fourth quarter of 2023 compared to the prior year period, with 14% growth in the Acceptance segment, 3% growth in the Payments segment and 3% decline in the Fintech segment. GAAP revenue for the company increased 8% to $19.09 billion for the full year 2023 compared to the prior year, with 12% growth in the Acceptance segment and 7% growth in the Payments segment, while revenue was flat in the Fintech segment.
GAAP earnings per share was $1.45 in the fourth quarter and $4.98 for the full year 2023, an increase of 18% and 27%, respectively, compared to the prior year periods. GAAP operating margin was 29.4% and 26.3% in the fourth quarter and full year 2023, respectively, compared to 25.5% and 21.1% in the fourth quarter and full year 2022, respectively. The full year 2023 includes a $172 million pre-tax gain related to the sale of the company’s financial reconciliation business. Net cash provided by operating activities increased 12% to $5.16 billion for the full year 2023 compared to $4.62 billion in the prior year.

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“Fiserv closed out 2023 with accelerated organic revenue growth of 12%, representing our third consecutive year of double-digit growth, as our momentum continued,” said Frank Bisignano, Chairman, President and Chief Executive Officer of Fiserv. “We are proud to have delivered on our commitments, with results that exceeded expectations across key measures of our financial performance – organic revenue growth, adjusted earnings per share, adjusted operating margin and free cash flow.”
Fourth Quarter and Full Year 2023 Non-GAAP Results and Additional Information
•Adjusted revenue increased 6% to $4.64 billion in the fourth quarter and 8% to $18.04 billion for the full year 2023 compared to the prior year periods.
•Organic revenue growth was 12% in the fourth quarter of 2023, led by 24% growth in the Acceptance segment and 4% growth in the Payments segment, partially offset by 1% decline in the Fintech segment.
•Organic revenue growth was 12% for the full year 2023, led by 19% growth in the Acceptance segment, 8% growth in the Payments segment and 2% growth in the Fintech segment.
•Adjusted earnings per share increased 15% to $2.19 in the fourth quarter and 16% to $7.52 for the full year 2023 compared to the prior year periods.
•Adjusted operating margin increased 150 basis points to 40.7% in the fourth quarter and 220 basis points to 37.3% for the full year 2023 compared to the prior year periods.
•Free cash flow increased 14% to $4.02 billion for the full year 2023 compared to $3.52 billion in the prior year.
•The company repurchased 8.6 million shares of common stock for $1.0 billion in the fourth quarter and 40.0 million shares of common stock for $4.7 billion in the full year 2023, reducing its diluted weighted average outstanding shares by 5% for the full year.
•The company launched the Fiserv Small Business Index™, a first-of-its-kind indicator for assessing monthly performance of small businesses in the United States at national, state and industry levels, which was most recently published on February 2, 2024.
•In January 2024, Fiserv was named one of Fortune® World’s Most Admired Companies™, a recognition received by the company for 9 of the past 10 years.
Outlook for 2024
Fiserv expects organic revenue growth of 15% to 17% and adjusted earnings per share of $8.55 to $8.70, representing growth of 14% to 16%, for 2024.
“We are confident in our ability to continue driving strong results and plan to extend our double-digit adjusted earnings per share growth to a 39th consecutive year,” said Bisignano. “Building a track record of sustained, high-level performance takes Fiserv’s unique combination of assets – our industry leading client base, distribution, technology and people. It also requires the financial strength to continue investing, as we do in our market-leading operating systems and hundreds of value-added solutions for small businesses, enterprises and financial institutions.”

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Earnings Conference Call
The company will discuss its fourth quarter and full year 2023 results in a live webcast at 7 a.m. CT on Tuesday, February 6, 2024. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and has been recognized as one of Fortune® World’s Most Admired Companies™ for 9 of the last 10 years. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; certain discrete tax benefits and expenses; and non-cash deferred revenue adjustments relating to the 2019 acquisition of First Data Corporation. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.

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The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company’s Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international

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economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Processing and services	$4,025	$3,722	$15,630	$14,460
Product	892	909	3,463	3,277
Total revenue	4,917	4,631	19,093	17,737

Expenses
Cost of processing and services	1,265	1,390	5,332	5,771
Cost of product	577	590	2,338	2,221
Selling, general and administrative	1,624	1,499	6,576	6,059
Net (gain) loss on sale of businesses and other assets	5	(27)	(167)	(54)
Total expenses	3,471	3,452	14,079	13,997

Operating income	1,446	1,179	5,014	3,740
Interest expense, net	(284)	(199)	(976)	(733)
Other expense, net	(59)	(11)	(140)	(94)

Income before income taxes and (loss) income from investments in unconsolidated affiliates	1,103	969	3,898	2,913
Income tax provision	(210)	(169)	(754)	(551)
(Loss) income from investments in unconsolidated affiliates	(4)	(2)	(15)	220

Net income	889	798	3,129	2,582
Less: net income attributable to noncontrolling interests	19	16	61	52

Net income attributable to Fiserv	$870	$782	$3,068	$2,530

GAAP earnings per share attributable to Fiserv – diluted	$1.45	$1.23	$4.98	$3.91

Diluted shares used in computing earnings per share attributable to Fiserv	602.7	638.6	615.9	647.9

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

GAAP net income attributable to Fiserv	$870	$782	$3,068	$2,530
Adjustments:
Merger and integration costs [1]	38	58	158	173
Severance costs	22	75	74	209
Amortization of acquisition-related intangible assets [2]	378	426	1,623	1,814
Non wholly-owned entity activities [3]	31	28	133	9
Net (gain) loss on sale of businesses and other assets [4]	5	(27)	(167)	(54)
Canadian tax law change [5]	—	—	27	—
Tax impact of adjustments [6]	(94)	(123)	(355)	(476)
Argentine Peso devaluation [7]	71	—	71	—
Adjusted net income	$1,321	$1,219	$4,632	$4,205

GAAP earnings per share attributable to Fiserv - diluted	$1.45	$1.23	$4.98	$3.91
Adjustments – net of income taxes:
Merger and integration costs [1]	0.05	0.07	0.21	0.21
Severance costs	0.03	0.09	0.10	0.25
Amortization of acquisition-related intangible assets [2]	0.50	0.53	2.11	2.21
Non wholly-owned entity activities [3]	0.04	0.03	0.17	(0.02)
Net (gain) loss on sale of businesses and other assets [4]	0.01	(0.03)	(0.19)	(0.06)
Canadian tax law change [5]	—	—	0.04	—
Argentine Peso devaluation [7]	0.12	—	0.12	—
Adjusted earnings per share	$2.19	$1.91	$7.52	$6.49

GAAP earnings per share attributable to Fiserv growth	18%		27%
Adjusted earnings per share growth	15%		16%
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs associated with integration activities primarily include $35 million and $75 million of share-based compensation and $70 million and $38 million of third-party professional service fees for the full year 2023 and 2022, respectively.
2Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company’s amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment for the full year 2022 also includes pre-tax gains totaling $201 million related to certain equity investment transactions and other net expense of $43 million associated with joint venture debt guarantees.

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4Represents a net gain primarily associated with the sale of the company’s financial reconciliation business during 2023. This adjustment also includes an aggregate net gain on the sale of Fiserv Costa Rica, S.A. and the company’s Systems Integration Services operations during the fourth quarter of 2022, and on the sale of the company’s Korea operations and certain merchant contracts in conjunction with the mutual termination of one of the company’s merchant alliance joint ventures during 2022.
5Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
6The tax impact of adjustments is calculated using a tax rate of 20% and 21% for the full year 2023 and 2022, respectively, which approximates the company's annual effective tax rates, exclusive of actual tax impacts of $48 million associated with the net gain on sale of businesses during 2023 and $16 million associated with the net gain on sale of businesses, other assets and certain equity investment transactions during 2022.
7On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total Company
Revenue	$4,917	$4,631	$19,093	$17,737
Adjustments:
Output Solutions postage reimbursements	(280)	(277)	(1,071)	(989)
Deferred revenue purchase accounting adjustments	3	6	19	25
Adjusted revenue	$4,640	$4,360	$18,041	$16,773

Operating income	$1,446	$1,179	$5,014	$3,740
Adjustments:
Merger and integration costs [1]	38	58	158	173
Severance costs	22	75	74	209
Amortization of acquisition-related intangible assets	378	426	1,623	1,814
Net (gain) loss on sale of businesses and other assets	5	(27)	(167)	(54)
Canadian tax law change	—	—	27	—
Adjusted operating income	$1,889	$1,711	$6,729	$5,882

Operating margin	29.4%	25.5%	26.3%	21.1%
Adjusted operating margin	40.7%	39.2%	37.3%	35.1%

Merchant Acceptance (“Acceptance”) [2]
Revenue	$2,114	$1,860	$8,132	$7,292

Operating income	$819	$648	$2,856	$2,321

Operating margin	38.8%	34.8%	35.1%	31.8%

Financial Technology (“Fintech”) [2]
Revenue	$800	$823	$3,171	$3,170

Operating income	$303	$340	$1,159	$1,157

Operating margin	37.9%	41.3%	36.6%	36.5%

Payments and Network (“Payments”)
Revenue	$1,718	$1,665	$6,696	$6,262
Adjustments:
Deferred revenue purchase accounting adjustments	3	6	19	25
Adjusted revenue	$1,721	$1,671	$6,715	$6,287

Operating income	$874	$805	$3,189	$2,823
Adjustments:
Deferred revenue purchase accounting adjustments	3	6	19	25
Adjusted operating income	$877	$811	$3,208	$2,848

Operating margin	50.9%	48.3%	47.6%	45.1%
Adjusted operating margin	51.0%	48.5%	47.8%	45.3%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Corporate and Other
Revenue	$285	$283	$1,094	$1,013
Adjustments:
Output Solutions postage reimbursements	(280)	(277)	(1,071)	(989)
Adjusted revenue	$5	$6	$23	$24

Operating loss	$(550)	$(614)	$(2,190)	$(2,561)
Adjustments:
Merger and integration costs	35	52	139	148
Severance costs	22	75	74	209
Amortization of acquisition-related intangible assets	378	426	1,623	1,814
Net (gain) loss on sale of businesses and other assets	5	(27)	(167)	(54)
Canadian tax law change	—	—	27	—
Adjusted operating loss	$(110)	$(88)	$(494)	$(444)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

1Includes the deferred revenue purchase accounting adjustments in the Payments segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity have concluded as of December 31, 2023.
2For all periods presented in the Acceptance and Fintech segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$3,129	$2,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,479	1,320
Amortization of acquisition-related intangible assets	1,642	1,849
Amortization of financing costs and debt discounts	41	43
Share-based compensation	342	323
Deferred income taxes	(511)	(558)
Net gain on sale of businesses and other assets	(167)	(54)
Loss (income) from investments in unconsolidated affiliates	15	(220)
Distributions from unconsolidated affiliates	55	73
Non-cash impairment charges	—	14
Other operating activities	49	(10)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	23	(770)
Prepaid expenses and other assets	(790)	(253)
Contract costs	(246)	(290)
Accounts payable and other liabilities	(54)	511
Contract liabilities	155	58
Net cash provided by operating activities	5,162	4,618

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,388)	(1,479)
Net proceeds from sale of businesses and other assets	234	246
Payments for acquisitions of businesses, net of cash acquired	(13)	(988)
Distributions from unconsolidated affiliates	136	138
Purchases of investments	(39)	(52)
Proceeds from sale of investments	5	23
Other investing activities	(3)	—
Net cash used in investing activities	(1,068)	(2,112)

Cash flows from financing activities
Debt proceeds	5,567	1,624
Debt repayments	(3,015)	(3,315)
Net (repayments of) proceeds from commercial paper and short-term borrowings	(1,456)	1,837
Payments of debt financing costs	(38)	(10)
Proceeds from issuance of treasury stock	101	149
Purchases of treasury stock, including employee shares withheld for tax obligations	(4,827)	(2,677)
Settlement activity, net	(527)	(78)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(34)	(42)
Payment to acquire noncontrolling interest of consolidated subsidiary	(56)	—
Payments of acquisition-related contingent consideration	(35)	(2)
Other financing activities	(36)	36
Net cash used in financing activities	(4,356)	(2,478)
Effect of exchange rate changes on cash and cash equivalents	33	(41)
Net change in cash and cash equivalents	(229)	(13)
Cash and cash equivalents, beginning balance	3,192	3,205
Cash and cash equivalents, ending balance	$2,963	$3,192

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$1,204	$902
Trade accounts receivable – net	3,582	3,585
Prepaid expenses and other current assets	2,344	1,575
Settlement assets	27,681	21,482
Total current assets	34,811	27,544

Property and equipment – net	2,161	1,958
Customer relationships – net	7,075	8,424
Other intangible assets – net	4,135	3,991
Goodwill	37,205	36,811
Contract costs – net	968	905
Investments in unconsolidated affiliates	2,262	2,403
Other long-term assets	2,273	1,833
Total assets	$90,890	$83,869

Liabilities and Equity
Accounts payable and accrued expenses	$4,355	$3,883
Short-term and current maturities of long-term debt	755	468
Contract liabilities	761	625
Settlement obligations	27,681	21,482
Total current liabilities	33,552	26,458

Long-term debt	22,363	20,950
Deferred income taxes	3,078	3,602
Long-term contract liabilities	250	235
Other long-term liabilities	978	936
Total liabilities	60,221	52,181

Redeemable noncontrolling interests	161	161

Fiserv shareholders’ equity	29,857	30,828
Noncontrolling interests	651	699
Total equity	30,508	31,527
Total liabilities and equity	$90,890	$83,869

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Growth	2023	2022	Growth

Total Company
Adjusted revenue	$4,640	$4,360		$18,041	$16,773
Currency impact [2]	226	—		619	—
Acquisition adjustments	(16)	—		(65)	—
Divestiture adjustments	(5)	(18)		(23)	(120)
Organic revenue	$4,845	$4,342	12%	$18,572	$16,653	12%

Acceptance
Adjusted revenue	$2,114	$1,860		$8,132	$7,292
Currency impact [2]	210	—		557	—
Acquisition adjustments	(16)	—		(62)	—
Divestiture adjustments	—	—		—	(47)
Organic revenue	$2,308	$1,860	24%	$8,627	$7,245	19%

Fintech
Adjusted revenue	$800	$823		$3,171	$3,170
Currency impact [2]	(1)	—		1	—
Acquisition adjustments	—	—		(3)	—
Divestiture adjustments	—	(12)		—	(49)
Organic revenue	$799	$811	(1)%	$3,169	$3,121	2%

Payments
Adjusted revenue	$1,721	$1,671		$6,715	$6,287
Currency impact [2]	17	—		61	—
Organic revenue	$1,738	$1,671	4%	$6,776	$6,287	8%

Corporate and Other
Adjusted revenue	$5	$6		$23	$24
Divestiture adjustments	(5)	(6)		(23)	(24)
Organic revenue	$—	$—		$—	$—
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Year Ended December 31,
	2023	2022

Net cash provided by operating activities	$5,162	$4,618
Capital expenditures	(1,388)	(1,479)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(34)	(42)
Distributions from unconsolidated affiliates included in cash flows from investing activities	136	138
Severance, merger and integration payments	169	306
Tax payments on adjustments	(34)	(64)
Tax payments on gain on sale of assets and investments in unconsolidated affiliates	—	49
Other	5	(11)
Free cash flow	$4,016	$3,515

Total Amortization [1]	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Acquisition-related intangible assets	$381	$433	$1,642	$1,849
Capitalized software and other intangibles	133	101	493	359
Purchased software	58	53	225	233
Financing costs and debt discounts	11	10	41	43
Sales commissions	27	27	110	106
Deferred conversion costs	24	18	85	67
Total amortization	$634	$642	$2,596	$2,657
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures

Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2024, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2024 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2024 Revenue	6.5% - 8.5%
Postage reimbursements	(0.5)%
2024 Adjusted revenue	6% - 8%

Currency impact	8.5%
Acquisition adjustments	0.0%
Divestiture adjustments	0.5%
2024 Organic revenue	15% - 17%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2024 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2024 with respect to acquired intangible assets will decrease approximately 10% compared to the amount incurred in 2023.
Other adjustments to the company’s financial measures that were incurred in 2023 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout 2024 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
FISV-E
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